UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2018 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 15, 2018, bluebird bio, Inc. (“bluebird”) will conduct an investor webcast summarizing clinical data from the Northstar (HGB-204), Northstar-2 (HGB-207) and HGB-206 clinical studies of its LentiGlobin product candidate being presented at the 23rd Congress of the European Hematology Association in Stockholm, Sweden.  A copy of the presentation is furnished to this report as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 15, 2018, bluebird issued two press releases announcing updated clinical data being presented at the 23rd Congress of the European Hematology Association in Stockholm, Sweden from the Northstar (HGB-204) and Northstar-2 (HGB-207) clinical studies of its LentiGlobin product candidate in patients with transfusion-dependent β-thalassemia, and the HGB-206 clinical study of its LentiGlobin product candidate in patients with severe sickle cell disease.

The full text of bluebird’s press releases regarding the announcements are filed as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor presentation provided by bluebird bio, Inc. on June 15, 2018.
99.2	Press release issued by bluebird bio, Inc. on June 15, 2018.
99.3	Press release issued by bluebird bio, Inc. on June 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Legal Officer